Exhibit 99.1

Bruker Corporation Reports Financial Results for the Fourth Quarter and Full Year 2011

BILLERICA, Mass., February 22, 2012 (BUSINESS WIRE) —  Bruker Corporation (NASDAQ: BRKR) today reported financial results for the fourth quarter and year ended December 31, 2011.

Fourth Quarter 2011 Financial Highlights:

•                  Revenue increased 14.2% year-over-year to $475.1 million (12.5% currency-adjusted growth, or 12.2% growth excluding acquisitions and currency effects)

•                  Bruker Scientific Instruments (BSI) segment GAAP EPS was $0.25, and BSI adjusted EPS was $0.33

•                  Operating cash flow was $92.1 million, and free cash flow was $76.1 million

Full Year 2011 Financial Highlights:

•                  Revenue increased 26.6% year-over-year to $1,651.7 million (20.5% currency-adjusted growth, or 9.2% excluding acquisitions and currency effects)

•                  BSI GAAP EPS was $0.62, and BSI adjusted EPS was $0.91 (excluding investments in new CAM division, BSI adjusted EPS would have been $1.00)

•                  BSI RoIC was 22.0%, or 24.8% excluding CAM division investments

Financial Results

In the fourth quarter of 2011, revenue was $475.1 million, compared to $416.1 million in the fourth quarter of 2010, an increase of 14.2%, including a 1.7% currency tailwind.  Excluding the effects of acquisitions and foreign currency translation, fourth quarter 2011 revenue increased by 12.2% year-over-year.  GAAP net income for the fourth quarter of 2011 was $39.1 million, or $0.23 per diluted share, compared to $29.3 million, or $0.18 per diluted share, in the fourth quarter of 2010.  Adjusted net income for the fourth quarter of 2011 was $51.0 million, or $0.31 per diluted share, compared to $47.1 million, or $0.28 per diluted share, in the fourth quarter of 2010.

For the fourth quarter of 2011, Bruker’s cash flow from operations was $92.1 million, and free cash flow was $76.1 million.  As of December 31, 2011, Bruker had cash, cash equivalents and restricted cash of $248.2 million and net debt of $54.9 million.  As of December 31, 2011, Bruker’s Intangible Asset Ratio (IAR) was 13.8% and total debt leverage ratio was 1.2x.

For the full year ended December 31, 2011, revenue was $1,651.7 million, compared to $1,304.9 million in the full year 2010, an increase of 26.6%, including a 6.1% currency tailwind.  Excluding the effects of acquisitions and foreign currency translation, revenue for 2011 increased by 9.2% organically over the year 2010.  GAAP net income for the year 2011 was $92.3 million, or $0.55 per diluted share, compared to $95.4 million, or $0.58 per diluted share, for the year 2010.  Adjusted net income for 2011 was $143.7 million, or $0.86 per diluted share, compared to $127.0 million, or $0.77 per diluted share, for 2010.

Bruker Scientific Instruments (BSI) Segment

In the fourth quarter of 2011, BSI revenue was $445.8 million, compared to $389.4 million for the fourth quarter of 2010, an increase of 14.5%, including a 1.8% currency tailwind.  Excluding the effects of acquisitions and foreign currency translation, BSI revenue for the fourth quarter of 2011 increased by 12.3% over the fourth quarter of 2010.  BSI GAAP EPS in the fourth quarter of 2011 was $0.25 per diluted share, compared to $0.19 in the fourth quarter of 2010.  BSI adjusted EPS in the fourth quarter of 2011 was $0.33 per diluted share, compared to $0.29 in the fourth quarter of 2010.

For the full year ended December 31, 2011, BSI revenue was $1,554.1 million, compared to $1,225.1 million in 2010, an increase of 26.9%, including a 6.1% currency tailwind.  Excluding the effects of acquisitions and foreign currency translation, BSI revenue for the full year 2011 increased by 8.6% organically over fiscal 2010.  BSI GAAP EPS for the fiscal 2011 was $0.62 per diluted share, compared to $0.62 for 2010.  BSI adjusted EPS for fiscal 2011 was $0.91 per diluted share, compared to $0.81 for fiscal 2010.  Excluding investments in Bruker’s new Chemical & Applied Markets (CAM) division, BSI adjusted EPS for fiscal 2011 would have been $1.00.

For fiscal 2011, the BSI segment Return on Invested Capital (RoIC) was 22.0%, or 24.8% excluding Bruker’s investments in its CAM division.

Bruker Energy & Supercon Technologies (BEST) Segment

In the fourth quarter of 2011, BEST revenue was $33.6 million, compared to $29.3 million for the fourth quarter of 2010, an increase of 14.7%, including a 0.9% currency headwind.  Excluding the effects of foreign currency translation, BEST revenue for the fourth quarter of 2011 increased by 15.6% organically over the fourth quarter of 2010.  BEST GAAP loss per diluted share in each of the fourth quarters of 2011 and 2010 was ($0.01).

For the full year ended December 31, 2011, revenue for BEST was $113.4 million, compared to $90.5 million in the full year 2010, an increase of 25.3%, including a 5.5% currency tailwind.  Excluding the effects of foreign currency translation, BEST revenue for the full year 2011 increased by 19.8% organically over fiscal 2010.  BEST GAAP loss per diluted share for 2011 was ($0.05), compared to ($0.04) in 2010.  BEST adjusted net loss per diluted share for the full year 2011 was ($0.03), compared to ($0.04) for fiscal 2010.

Adjusted net income and adjusted EPS are non-GAAP measures that exclude certain items detailed later in this press release under the heading “Use of Non-GAAP Financial Measures.”

Comment and Outlook

Frank Laukien, President and CEO of Bruker Corporation, commented: “Our emphasis on product innovation, organic growth, disciplined acquisitions and RoIC has enabled us to deliver 20% currency-adjusted revenue growth, and 9% organic revenue growth in 2011.  Even with significant investment in our new CAM division, our BSI segment adjusted EPS increased 12% in 2011, while excluding our CAM investments, BSI adjusted EPS would have increased 23% year-over-year.

He continued: “I am pleased that despite two sizeable acquisitions in 2010, our balance sheet remained solid, with an intangible asset ratio at an industry-leading low level of 14%, and our debt leverage ratio at a conservative 1.2x as of December 31, 2011.  Moreover, our BSI segment achieved RoIC of 22% in fiscal 2011, or 25% excluding our CAM investments.  We believe that our present investments in our new CAM division and our BEST segment will strongly contribute to RoIC and shareholder value in the future.  Our CAM division intends to reach break-even in 2013, and $250 million revenue and 18% adjusted operating margin by 2016.

Dr. Laukien concluded: “In the fourth quarter of 2011, our bookings were again excellent, and backlog increased further.  With strong momentum, record backlog, and good geographic and end market diversification, we expect to generate significant further improvements in our financial performance in 2012 and beyond.  Bruker is very well positioned to capitalize on strong demand tailwinds from a number of important secular trends, including accelerating shifts to post-genomic research and epigenetics, functional and imaging proteomics, structural biology, biologic drugs, a paradigm shift in clinical microbiology, protein and metabolite molecular diagnostics, fast and quantitative microscopy, 450 mm semiconductor FABs, shrinking semicon and nanotech feature sizes, and further adoption of superconductivity-enabled products in research, healthcare and energy/grid applications.”

Financial Goals for 2012

For 2012, Bruker will not exclude non-cash stock-based compensation expenses in adjusted operating income, adjusted net income and adjusted EPS.  Comparisons will be provided to pro forma 2011 numbers which will also not exclude these non-cash expenses.

Bruker’s financial goals for the full year 2012 are:

•              Currency-adjusted revenue growth of 7-10%, to revenue of $1.76-$1.81 billion

•              BSI adjusted operating income of $230-$240 million, an increase of 15-18%

•              BSI adjusted operating margin improvement of 120-140 basis points

•              BSI adjusted EPS of $0.94-$0.98, compared to pro forma 2011 BSI adjusted EPS of $0.87 (includes $0.04 of non-cash stock-based compensation expense in both 2011 and 2012)

•              BSI 0.45x working-capital-to-revenue ratio, compared to 0.47x in 2011

•              BSI RoIC of 23%-25%

•              Operating cash flow of $130-$160 million, and free cash flow of $80-$120 million

For the first quarter of 2012, Bruker expects total revenue of $380-$390 million, and BSI segment adjusted EPS of $0.11-$0.13, including CAM.  Bruker’s medium-term financial goals for the year 2014 include total revenue greater than $2 billion, and BSI segment adjusted operating margin of 18%, excluding the CAM division, but now including non-cash stock-based compensation expense.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including adjusted EPS, adjusted operating income, and adjusted net income and adjusted operating margin, which exclude acquisition-related and restructuring and other charges. We exclude the above items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods. We believe that the use of non-GAAP measures helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company’s performance, especially when comparing such results to previous periods or forecasts.

For example:

We exclude certain acquisition-related charges or credits and associated tax effects, including charges for the sale of inventories revalued at the date of acquisition, significant transaction costs such as legal fees and credits associated with bargain purchases. We exclude these costs because we do not believe they are indicative of our normal operating costs.

We exclude charges and tax effects associated with restructuring and business divestiture activities, such as reducing overhead and consolidating facilities. We believe that the costs related to these restructuring and business divestiture activities are not indicative of our normal operating costs.

We exclude the expense and tax effects associated with the amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives of 5 to 20 years. Exclusion of these non-cash amortization expenses allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses.

Bruker’s management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the company’s core operating performance and comparing such performance to that of prior periods and to the performance of our competitors.  Such measures are also used by management in their financial and operating decision-making and for compensation purposes.

The non-GAAP financial measures of Bruker’s results of operations included in this press release are not meant to be considered superior to or a substitute for Bruker’s results of operations prepared in accordance with GAAP.  Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the accompanying tables.

Definitions of Terms

Operating cash flow is defined as cash generated from operations.

Free cash flow is defined as cash flow from operations less capital expenditures.

Intangible Asset Ratio (IAR) is goodwill plus other intangibles as a percentage of total assets.

Leverage ratio is defined as total debt divided by last-twelve months (LTM) adjusted EBITDA (Earnings Before Interest Taxes Depreciation Amortization).

Adjusted EBITDA is defined as net income plus interest expense (less interest income), taxes, depreciation, amortization, extraordinary non-cash losses (less gains), non-cash stock-option expense, non-cash foreign currency translation loss (less gains), other non-cash charges.

Return on Invested Capital (RoIC) is defined as adjusted Net Operating Profit After Tax (Adj. NOPAT) divided by total invested capital.  Total invested capital is defined as average equity minus average cash plus average debt.

EARNINGS CONFERENCE CALL

Bruker Corporation will host an operator-assisted earnings conference call at 9:00 a.m. Eastern Time on Wednesday, February 22, 2012.  To listen to the webcast, investors can go to http://ir.bruker.com and click on the live web broadcast symbol.  The webcast will be available through the Company web site for 30 days.  Investors can also listen and participate on the telephone in the US and Canada by calling 800-688-0796, or +1-617-

614-4070 outside the US and Canada.  Investors should refer to the Bruker Earnings Call.  A telephone replay of the conference call will be available one hour after the conference call by dialing 888-286-8010 in the US and Canada, or +1-617-801-6888 outside the US and Canada, and then entering replay pass code 10954262.  For more information, please visit http://ir.bruker.com

CAUTIONARY STATEMENT OF BRUKER CORPORATION

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including, but not limited to, risks and uncertainties relating to adverse changes in conditions in the global economy and volatility in the capital markets, the integration of businesses we have acquired or may acquire in the future, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing, competition, dependence on collaborative partners and key suppliers, capital spending and government funding policies, the outcome of any actions that may be taken by government agencies in connection with FCPA compliance matters we have disclosed to them, changes in governmental regulations, realization of anticipated benefits from economic stimulus programs, intellectual property rights, litigation, and exposure to foreign currency fluctuations and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2010, our most recent quarterly reports on Form 10-Q and our current reports on Form 8-K. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in millions, except per share amounts)	2011	2010	2011	2010

Revenues	$475.1	$416.1	$1,651.7	$1,304.9
Cost of revenues	257.4	222.3	899.2	703.2

Gross profit	217.7	193.8	752.5	601.7

Operating Expenses:
Selling, general and administrative	116.1	95.4	403.6	297.3
Research and development	44.7	44.9	177.2	141.4
Amortization of acquisition-related intangible assets	0.9	0.4	3.0	1.5
Other charges, net	2.3	1.5	13.1	5.8
Total operating expenses	164.0	142.2	596.9	446.0

Operating income	53.7	51.6	155.6	155.7

Interest and other income (expense), net	(1.3)	—	(10.1)	(5.6)

Income before income taxes and noncontrolling interest in consolidated subsidiaries	52.4	51.6	145.5	150.1
Income tax provision	12.8	21.6	51.5	53.3

Consolidated net income	39.6	30.0	94.0	96.8
Net income attributable to noncontrolling interests in consolidated subsidiaries	0.5	0.7	1.7	1.4
Net income attributable to Bruker Corporation	$39.1	$29.3	$92.3	$95.4

Net income per common share attributable to Bruker Corporation shareholders:
Basic	$0.24	$0.18	$0.56	$0.58
Diluted	$0.23	$0.18	$0.55	$0.58

Weighted average common shares outstanding:
Basic	165.6	164.7	165.4	164.4
Diluted	166.7	166.1	166.9	165.7

Reconciliation of adjusted operating income, net income and earnings per share for the three and twelve months ended December 31, 2011 and 2010 (unaudited) (a) (b)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in millions, except per share amounts)	2011	2010	2011	2010

Reconciliation of Adjusted Operating Income
GAAP operating income (a)	$53.7	$51.6	$155.6	$155.7
Cost of revenues charges (c)	(1.1)	5.5	9.3	10.6
Stock-based compensation expense (d)	2.1	1.9	7.9	6.9
Amortization of acquisition-related intangible assets (d)	5.0	3.7	18.1	5.8
Other charges (e)	3.0	4.3	13.8	8.6
Adjusted operating income	$62.7	$67.0	$204.7	$187.6
Adjusted operating margins	13.2%	16.1%	12.4%	14.4%

Reconciliation of Adjusted Net Income
GAAP net income (a)	$39.1	$29.3	$92.3	$95.4
Cost of revenues charges (c)	(0.7)	5.4	7.9	9.3
Stock-based compensation expense (d)	1.7	1.7	6.7	5.9
Amortization of acquisition-related intangible assets (d)	4.9	3.5	17.4	5.4
Other charges (e)	6.0	7.2	19.4	11.0
Adjusted net income	$51.0	$47.1	$143.7	$127.0

Reconciliation of Adjusted Earnings Per Share
GAAP earnings per share (a)	$0.23	$0.18	$0.55	$0.58
Cost of revenues charges (c)	—	0.03	0.05	0.06
Stock-based compensation expense (d)	0.01	0.01	0.04	0.03
Amortization of acquisition-related intangible assets (d)	0.03	0.02	0.10	0.03
Other charges (e)	0.04	0.04	0.12	0.07
Adjusted earnings per share	$0.31	$0.28	$0.86	$0.77

(a)          “GAAP” (reported) results were determined in accordance with U.S. generally accepted accounting principles (GAAP).

(b)         Adjusted results are non-GAAP measures and for income measures exclude certain charges to cost of revenues (see note c for details); amortization of acquisition-related intangible assets and stock-based compensation (see note d for details); restructuring and other charges (see note e for details); and the tax consequences of the preceding items.

(c)          Reported results in 2011 and 2010 include charges for the sale of inventories revalued at the date of acquisition as well as charges to cost of goods sold attributable to manufacturing engineering modifications associated with certain specialty magnets. In the three months ended December 31, 2011, the company recorded a credit of $1.6M related to these specialty magnets.  For the full years 2011 and 2010, charges attributable to these specialty magnets were $4.6 million and $3.4 million, respectively.

(d)         Reported results in 2011 and 2010 include non-cash charges for the amortization of acquisition-related intangible assets and stock-based compensation.

(e)          Reported results for the three months ended December 31, 2011 include $1.1 million of fees associated with legal compliance and examinations, $1.0 million of acquisition-related costs and $0.9 million of restructuring costs. Other charges reported for the three months ended December 31, 2010 include $4.3 million of acquisition-related costs. In 2011, reported results include $4.6 million of fees associated with legal compliance and examinations, $4.9 million of acquisition-related costs, $3.4 million of deferred BEST public offering costs and $0.9 million of restructuring costs. In 2010, reported results include $7.4 million of acquisition-related costs and $1.2 million of restructuring costs.

The charges described in notes c, d and e have been tax effected using enacted tax rates in the jurisdiction in which the charge was recorded. In addition, reported results for the three and twelve months ended December 31, 2011, include $3.3 million and $5.8 million, respectively, of provisions for income tax related to historical tax periods under audit.

Reconciliation of BSI and BEST reportable segments to the consolidated results of Bruker Corporation for the three and twelve months ended December 31, 2011 and 2010 (unaudited) (a) (b)

		Bruker
	Bruker	Energy &	Corporate,	Consolidated
Segment Data	Scientific	Supercon	Adjustments	Bruker
(in millions, except per share amounts)	Instruments	Technologies	& Eliminations	Corporation

Three Months Ended December 31, 2011:

Revenue	$445.8	$33.6	$(4.3)	$475.1

Gross profit - GAAP	$212.2	$6.9	$(1.4)	$217.7
Cost of revenues charges (c)	(1.1)	—	—	(1.1)
Stock-based compensation expense (d)	0.3	—	—	0.3
Amortization of acquisition-related intangible assets (d)	4.1	—	—	4.1
Gross profit - adjusted	$215.5	$6.9	$(1.4)	$221.0
Gross profit margin - adjusted	48.3%	20.5%		46.5%

Operating income (loss) - GAAP	$55.5	$(0.5)	$(1.3)	$53.7
Cost of revenues charges (c)	(1.1)	—	—	(1.1)
Stock-based compensation expense (d)	2.0	0.1	—	2.1
Amortization of acquisition-related intangible assets (d)	5.0	—	—	5.0
Other charges (e)	3.0	—	—	3.0
Operating income (loss) - adjusted	$64.4	$(0.4)	$(1.3)	$62.7
Operating margin - adjusted	14.4%	(1.2)%		13.2%

Net income (loss) attributable to Bruker Corporation - GAAP	$41.9	$(1.7)	$(1.1)	$39.1
Cost of revenues charges (c)	(0.7)	—	—	(0.7)
Stock-based compensation expense (d)	1.7	—	—	1.7
Amortization of acquisition-related intangible assets (d)	4.9	—	—	4.9
Other charges (e)	6.0	—	—	6.0
Net income (loss) attributable to Bruker Corporation - adjusted	$53.8	$(1.7)	$(1.1)	$51.0

Diluted net income (loss) per common share attributable to Bruker Corporation - GAAP	$0.25	$(0.01)	$(0.01)	$0.23
Cost of revenues charges (c)	—	—	—	—
Stock-based compensation expense (d)	0.01	—	—	0.01
Amortization of acquisition-related intangible assets (d)	0.03	—	—	0.03
Other charges (e)	0.04	—	—	0.04
Diluted net income (loss) per common share attributable to Bruker Corporation - adjusted	$0.33	$(0.01)	$(0.01)	$0.31

Weighted average shares outstanding:	166.7	165.6	165.6	166.7

Three Months Ended December 31, 2010:

Revenue	$389.4	$29.3	$(2.6)	$416.1

Gross profit - GAAP	$188.6	$6.0	$(0.8)	$193.8
Cost of revenues charges (c)	5.5	—	—	5.5
Stock-based compensation expense (d)	0.3	—	—	0.3
Amortization of acquisition-related intangible assets (d)	3.3	—	—	3.3
Gross profit - adjusted	$197.7	$6.0	$(0.8)	$202.9
Gross profit margin - adjusted	50.8%	20.5%		48.8%

Operating income (loss) - GAAP	$52.0	$0.4	$(0.8)	$51.6
Cost of revenues charges (c)	5.5	—	—	5.5
Stock-based compensation expense (d)	1.8	0.1	—	1.9
Amortization of acquisition-related intangible assets (d)	3.7	—	—	3.7
Other charges (e)	4.3	—	—	4.3
Operating income (loss) - adjusted	$67.3	$0.5	$(0.8)	$67.0
Operating margin - adjusted	17.3%	1.7%		16.1%

Net income (loss) attributable to Bruker Corporation - GAAP	$31.7	$(1.9)	$(0.5)	$29.3
Cost of revenues charges (c)	5.4	—	—	5.4
Stock-based compensation expense (d)	1.6	0.1	—	1.7
Amortization of acquisition-related intangible assets (d)	3.5	—	—	3.5
Other charges (e)	7.2	—	—	7.2
Net income (loss) attributable to Bruker Corporation - adjusted	$49.4	$(1.8)	$(0.5)	$47.1

Diluted net income (loss) per common share attributable to Bruker Corporation - GAAP	$0.19	$(0.01)	$—	$0.18
Cost of revenues charges (c)	0.03	—	—	0.03
Stock-based compensation expense (d)	0.01	—	—	0.01
Amortization of acquisition-related intangible assets (d)	0.02	—	—	0.02
Other charges (e)	0.04	—	—	0.04
Diluted net income (loss) per common share attributable to Bruker Corporation - adjusted	$0.29	$(0.01)	$—	$0.28

Weighted average shares outstanding:	166.1	164.7	164.7	166.1

		Bruker
	Bruker	Energy &	Corporate,	Consolidated
Segment Data	Scientific	Supercon	Adjustments	Bruker
(in millions, except per share amounts)	Instruments	Technologies	& Eliminations	Corporation

Twelve Months Ended December 31, 2011:

Revenue	$1,554.1	$113.4	$(15.8)	$1,651.7

Gross profit - GAAP	$733.3	$22.4	$(3.2)	$752.5
Cost of revenues charges (c)	9.3	—	—	9.3
Stock-based compensation expense (d)	1.1	—	—	1.1
Amortization of acquisition-related intangible assets (d)	14.8	0.3	—	15.1
Gross profit - adjusted	$758.5	$22.7	$(3.2)	$778.0
Gross profit margin - adjusted	48.8%	20.0%		47.1%

Operating income (loss) - GAAP	$162.8	$(4.1)	$(3.1)	$155.6
Cost of revenues charges (c)	9.3	—	—	9.3
Stock-based compensation expense (d)	7.4	0.5	—	7.9
Amortization of acquisition-related intangible assets (d)	17.8	0.3	—	18.1
Other charges (e)	10.4	3.4	—	13.8
Operating income (loss) - adjusted	$207.7	$0.1	$(3.1)	$204.7
Operating margin - adjusted	13.4%	0.1%		12.4%

Net income (loss) attributable to Bruker Corporation - GAAP	$104.1	$(8.9)	$(2.9)	$92.3
Cost of revenues charges (c)	7.9	—	—	7.9
Stock-based compensation expense (d)	6.3	0.4	—	6.7
Amortization of acquisition-related intangible assets (d)	17.1	0.3	—	17.4
Other charges (e)	16.0	3.4	—	19.4
Net income (loss) attributable to Bruker Corporation - adjusted	$151.4	$(4.8)	$(2.9)	$143.7

Diluted net income (loss) per common share attributable to Bruker Corporation - GAAP	$0.62	$(0.05)	$(0.02)	$0.55
Cost of revenues charges (c)	0.05	—	—	0.05
Stock-based compensation expense (d)	0.04	—	—	0.04
Amortization of acquisition-related intangible assets (d)	0.10	—	—	0.10
Other charges (e)	0.10	0.02	—	0.12
Diluted net income (loss) per common share attributable to Bruker Corporation - adjusted	$0.91	$(0.03)	$(0.02)	$0.86

Weighted average shares outstanding:	166.9	165.4	165.4	166.9

Twelve Months Ended December 31, 2010:

Revenue	$1,225.1	$90.5	$(10.7)	$1,304.9

Gross profit - GAAP	$587.7	$16.3	$(2.3)	$601.7
Cost of revenues charges (c)	10.6	—	—	10.6
Stock-based compensation expense (d)	1.0	—	—	1.0
Amortization of acquisition-related intangible assets (d)	4.0	0.3	—	4.3
Gross profit - adjusted	$603.3	$16.6	$(2.3)	$617.6
Gross profit margin - adjusted	49.2%	18.3%		47.3%

Operating income (loss) - GAAP	$160.5	$(2.6)	$(2.2)	$155.7
Cost of revenues charges (c)	10.6	—	—	10.6
Stock-based compensation expense (d)	6.5	0.4	—	6.9
Amortization of acquisition-related intangible assets (d)	5.5	0.3	—	5.8
Other charges (e)	8.6	—	—	8.6
Operating income (loss) - adjusted	$191.7	$(1.9)	$(2.2)	$187.6
Operating margin - adjusted	15.6%	(2.1)%		14.4%

Net income (loss) attributable to Bruker Corporation - GAAP	$103.4	$(6.4)	$(1.6)	$95.4
Cost of revenues charges (c)	9.3	—	—	9.3
Stock-based compensation expense (d)	5.5	0.4	—	5.9
Amortization of acquisition-related intangible assets (d)	5.1	0.3	—	5.4
Other charges (e)	11.0	—	—	11.0
Net income (loss) attributable to Bruker Corporation - adjusted	$134.3	$(5.7)	$(1.6)	$127.0

Diluted net income (loss) per common share attributable to Bruker Corporation - GAAP	$0.62	$(0.04)	$—	$0.58
Cost of revenues charges (c)	0.06	—	—	0.06
Stock-based compensation expense (d)	0.03	—	—	0.03
Amortization of acquisition-related intangible assets (d)	0.03	—	—	0.03
Other charges (e)	0.07	—	—	0.07
Diluted net income (loss) per common share attributable to Bruker Corporation - adjusted	$0.81	$(0.04)	$—	$0.77

Weighted average shares outstanding:	165.7	164.4	164.4	165.7

Bruker Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	December 31,	December 31,
(in millions)	2011	2010

ASSETS

Current assets:
Cash, cash equivalents and restricted cash	$248.2	$233.3
Accounts receivable, net	282.8	232.9
Inventories	576.2	511.0
Other current assets	86.9	73.9
Total current assets	1,194.1	1,051.1

Property, plant and equipment, net	249.0	233.7
Intangible and other long-term assets	267.4	265.0

Total assets	$1,710.5	$1,549.8

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings, including current portion of long-term debt	$83.7	$214.4
Accounts payable	72.3	64.0
Customer advances	268.6	242.2
Other current liabilities	331.2	310.9
Total current liabilities	755.8	831.5

Long-term debt	219.4	86.6
Other long-term liabilities	110.4	104.3

Total shareholders’ equity	624.9	527.4

Total liabilities and shareholders’ equity	$1,710.5	$1,549.8

FOR FURTHER INFORMATION:

Stacey Desrochers, Treasurer and Director of Investor Relations

Tel:  +1 (978) 663-3660, ext. 1115

Email:   stacey.desrochers@bruker.com